Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Syniverse Holdings, Inc.,

Syniverse Foreign Holdings Corporation,

the Guarantors party hereto

and

Goldman, Sachs & Co.,

as Dealer Manager

Dated as of January 11, 2017

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 11, 2017, by and among Syniverse Holdings, Inc., a Delaware corporation (the “Company”), Syniverse Foreign Holdings Corporation, a Delaware corporation (“SFHC”), the subsidiary guarantors set forth on the signature pages hereto (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and Goldman, Sachs & Co., as dealer manager (the “Dealer Manager”), in connection with SFHC’s offer to exchange new 9.125% Senior Notes due 2022 issued by SFHC (the “New Notes”) for the Company’s outstanding 9.125% Senior Notes due 2019 (the “Existing Notes”) pursuant to the Dealer Manager Agreement (as defined below) (the “Offer”). The New Notes will be issued pursuant to an indenture to be dated the date hereof (as such indenture is amended or supplemented from time to time in accordance with the terms thereof, the “New Indenture”), among the Company, SFHC, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Guarantors will unconditionally guarantee, jointly and severally, the payment of principal of, premium, if any, and interest on the New Notes on a senior unsecured basis (the “Guarantees” and, together with the New Notes, the “New Securities”).

This Agreement is made pursuant to the Dealer Manager Agreement, dated as of December 8, 2016 (as amended or supplemented from time to time, the “Dealer Manager Agreement”), among the Company, SFHC, the Subsidiary Guarantors and the Dealer Manager for the benefit of the holders from time to time of the New Securities. In order to induce the holders of the Existing Notes to exchange their Existing Notes for the New Notes, the Company, SFHC and the Subsidiary Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Dealer Manager set forth in Section 6(q) of the Dealer Manager Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummated: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the New Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of New Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Target Date: The date which is 60 days after the Effectiveness Date.

Consummation Outside Date: The date which is 450 days after the Issue Date.

Dealer Manager: As defined in the preamble hereto.

Dealer Manager Agreement: As defined in the preamble hereto.

Effectiveness Date: The date on which the Exchange Offer Registration Statement becomes effective.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company, SFHC and the Subsidiary Guarantors under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company, SFHC and the Subsidiary Guarantors offer the Holders of all outstanding Registrable Securities permitted under applicable law and Commission policy the opportunity to exchange all such outstanding Registrable Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Registrable Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 9.125% Senior Notes due 2022, of the same series under the New Indenture as the New Notes and the Guarantees to be attached thereto, to be issued to Holders in exchange for Registrable Securities pursuant to this Agreement.

Existing Notes: As defined in the preamble hereto.

FINRA: Financial Industry Regulatory Authority, Inc.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Interest Payment Date: As defined in the New Indenture and the New Securities.

Issue Date: Issue Date means January 11, 2017.

Issuer Free Writing Prospectus: Any offer of the Company’s securities that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, that is made by the Company or an affiliate of the Company.

Issuer Indemnified Party: As defined in Section 8(b) hereof.

New Indenture: As defined in the preamble hereto.

New Notes: As defined in the preamble hereto.

New Securities: As defined in the preamble hereto.

Permitted Exchange Offer Blackout Period: As defined in Section 3 hereof.

Permitted Shelf Blackout Period: As defined in Section 4 hereof.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrable Securities: The New Securities; provided, however, the New Securities shall cease to be Registrable Securities upon the earliest to occur of when (a) a Registration Statement with respect to such New Securities shall have been declared or otherwise become effective under the Securities Act and such New Securities shall have been exchanged or disposed of pursuant to such Registration Statement, (b) such New Securities shall have ceased to be outstanding, (c) such New Securities are able to be sold by non-affiliates of SFHC without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act or (d) the Exchange Offer is Consummated.

Registrar: As defined in the New Indenture.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company, SFHC and the Subsidiary Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Registrable Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended.

SFHC: As defined in the preamble hereto.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Subsidiary Guarantors: As defined in the preamble hereto.

Trustee: As defined in the preamble hereto.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (each, a “Holder”) whenever such Person owns Registrable Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company, SFHC and the Subsidiary Guarantors shall use commercially reasonable efforts to (i) cause to be filed with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of New Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company, SFHC and the Subsidiary Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is delivered to the

Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than the Consummation Target Date (or if the Consummation Target Date is not a Business Day, the next succeeding Business Day).

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds New Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company), may exchange such New Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of New Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company, SFHC and the Subsidiary Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of New Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Exchange Offer Registration Statement or delay or suspend the effectiveness thereof and shall not be required to maintain the effectiveness thereof or amend or supplement such Exchange Offer Registration Statement, for a period of time not to exceed an aggregate of 90 days in any twelve-month period, if (1) the Board of Directors of the Company determines, in good faith, that the disclosure in such Exchange Offer Registration Statement of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the Company’s business, operations or prospects or (2) the disclosure in such

Exchange Offer Registration Statement otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of such transaction is prohibited pursuant to the terms thereof (such period of time, not to exceed 90 days in the aggregate during any twelve-month period, a “Permitted Exchange Offer Blackout Period”).

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and SFHC determine that an Exchange Offer is not available or may not be Consummated as soon as practicable after the last date of acceptance of New Securities for exchange because it would violate any applicable law or applicable interpretations of the staff of the Commission (after the procedures set forth in Section 6(a) hereof have been complied with) or (ii) the Exchange Offer is not Consummated for any other reason on or before the Consummation Outside Date (or if the Consummation Outside Date is not a Business Day, the next succeeding Business Day), the Company, SFHC and the Subsidiary Guarantors shall use commercially reasonable efforts to cause to be filed, as soon as practicable, a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof.

Each of the Company, SFHC and the Subsidiary Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of New Securities by the Holders of Registrable Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the date that the New Securities cease to be Registrable Securities.

Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof and shall not be required to maintain the effectiveness thereof or amend or supplement such Shelf Registration Statement, for a period of time not to exceed an aggregate of 90 days in any twelve-month period, if (1) the Board of Directors of the Company determines, in good faith, that the disclosure in such Shelf Registration Statement of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the Company’s business, operations or prospects or (2) the disclosure in such Shelf Registration Statement otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of such transaction is prohibited pursuant to the terms thereof (such period of time, not to exceed 90 days in the aggregate during any twelve-month period, a “Permitted Shelf Blackout Period”).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company and SFHC in writing, within 15 Business Days after receipt of a request therefor, such information as the Company and SFHC may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company and SFHC all information required to be disclosed in order to make the information previously furnished to the Company and SFHC by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i)(a) the Exchange Offer is not Consummated on or prior to the Consummation Outside Date or (b) if required, if a Shelf Registration Statement has not been declared effective on or prior to the later of (1) the Consummation Outside Date and (2) the 180th day after the delivery of a shelf registration request or (ii) if applicable, a Shelf Registration Statement covering resales of the Registrable Securities has been declared effective and such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 60 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Company hereby agrees that additional interest shall accrue on the principal amount of the Registrable Securities at a rate of 1.00% per annum beginning on the day immediately following such Registration Default (such increase, the “Additional Interest”). A Registration Default is cured with respect to the Registrable Securities, and Additional Interest ceases to accrue on any Registrable Securities, when the Exchange Offer is Consummated or the Shelf Registration Statement becomes effective, or when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable, as applicable. Any amounts of Additional Interest due will be payable in cash on the same Interest Payment Dates as interest on the Registrable Securities is payable. Following the cure of all Registration Defaults relating to any particular Registrable Securities, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Registrable Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions. Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Registrable Securities that is not entitled to the benefits of the Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company and SFHC pursuant to Section 4(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Registration Statement.

All obligations of the Company, SFHC and the Subsidiary Guarantors set forth in the preceding paragraph that are accrued and outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company, SFHC and the Subsidiary Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use commercially reasonable efforts to effect such exchange to permit the sale of Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with the following provision:

As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the Company and SFHC, prior to the Consummation thereof, a written representation to the Company and SFHC (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company, SFHC or any Subsidiary Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Registrable Securities shall otherwise cooperate in the Company’s and SFHC’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for New Securities acquired by such Holder directly from the Company and SFHC.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company, SFHC and the Subsidiary Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company, SFHC and the Subsidiary Guarantors will as promptly as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of New Securities by Broker-Dealers), each of the Company, SFHC and the Subsidiary Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Company, SFHC and the Subsidiary Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company, SFHC and the Subsidiary Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) use its commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any document incorporated by reference in any of the foregoing untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, each of the Company, SFHC and the Subsidiary Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to the Dealer Manager, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission (or in the case of an Issuer Free Writing Prospectus, before making any offer that would constitute an Issuer Free Writing Prospectus), copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement) or any Issuer Free Writing Prospectus, which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company, SFHC and the Subsidiary Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) or make any offer that would constitute an Issuer Free Writing Prospectus, in each case, to which a Holder of Registrable Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period) except for any Registration Statement, Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (a copy of which has been previously furnished as provided in the preceding sentence) that counsel to the Company and SFHC has advised the Company and SFHC that are, to such counsel’s knowledge, required to be filed to comply with applicable law. The objection of a Holder or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus, supplement or Issuer Free Writing Prospectus, as applicable, as proposed to be filed, contains a material misstatement or omission or, in the case of an Issuer Free Writing Prospectus, does not meet the requirements of Rule 433 of the Securities Act;

(v) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the underwriter(s), customary financial and other records, pertinent corporate documents and properties of each of the Company, SFHC and the Subsidiary Guarantors and cause the Company’s, SFHC’s and the Subsidiary Guarantors’ officers, directors and employees to supply customary information, in each case, reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any, in each case at reasonable times and in a reasonable manner;

(vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company and SFHC are notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) cause the Registrable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered thereby or the underwriter(s), if any;

(viii) furnish to the Dealer Manager, each selling Holder and each of the underwriter(s), if any, in each case that so requests in writing and without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company, SFHC and the Subsidiary Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(x) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Dealer Manager or underwriter(s), if any, or pursuant to a written request from Holders of at least 25% in aggregate principal amount of the outstanding Registrable Securities in each case in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and if the registration is an Underwritten Registration, each of the Company, SFHC and the Subsidiary Guarantors shall use their respective commercially reasonable efforts to:

(A) obtain opinions of counsel for the Company, SFHC and the Subsidiary Guarantors, in customary form subject to customary limitations, assumptions and exclusions and covering such matters, of the type customarily covered by such an opinion, as the managing underwriter(s) may reasonably request, addressed to the underwriters thereof and dated the date of effectiveness of the Shelf Registration Statement;

(B) obtain a customary comfort letter from the Company’s independent certified public accountants, dated the date of effectiveness of the Shelf Registration Statement, in customary form and covering matters of the type customarily covered by letters of such type, subject to receipt of appropriate documentation as contemplated, and only if permitted, by AU Section 634;

(C) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(D) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, SFHC or any of the Subsidiary Guarantors pursuant to this Section 6(c)(x), if any.

(xi) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that none of the Company, SFHC or the Subsidiary Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of New Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of New Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the New Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Registrable Securities made by such Holders or underwriter(s);

(xiv) use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi) provide a CUSIP number for all New Securities not later than the effective date of the Registration Statement covering such New Securities and provide the Trustee under the New Indenture with printed certificates for such New Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriter(s) in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriter(s) in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xix) cause the New Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the New Indenture as may be required for such New Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such New Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company and SFHC of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company and SFHC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company and SFHC, each Holder will deliver to the Company and SFHC (at the Company’s and SFHC’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company and SFHC shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall extend any period set forth in Section 5 for purposes of determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s, SFHC’s and the Subsidiary Guarantors’ performance of or compliance with this Agreement (other than underwriting discounts or commissions) will be borne by the Company, SFHC and the Subsidiary Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any underwriter with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, SFHC and the Subsidiary Guarantors and, subject to Section 7(b) hereof, of one firm of counsel, plus local counsel, for the Holders of Registrable Securities; and (v) all fees and disbursements of independent certified public accountants of the Company, SFHC and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company, SFHC and the Subsidiary Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company, SFHC or the Subsidiary Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company, SFHC and the Subsidiary Guarantors, jointly and severally, will reimburse the Dealer Manager and the Holders of Registrable Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Registrable Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company, SFHC and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement to a Registration Statement or Prospectus), any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company and SFHC by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company, SFHC or any of the Subsidiary Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, SFHC or the Subsidiary Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company, SFHC and the Subsidiary Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company, SFHC or the Subsidiary Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company, SFHC and the Subsidiary Guarantors

(regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company, SFHC and the Subsidiary Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company, SFHC and the Subsidiary Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s, SFHC’s and the Subsidiary Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company, SFHC and the Subsidiary Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company, SFHC and the Subsidiary Guarantors. The Company, SFHC and the Subsidiary Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, SFHC, the Subsidiary Guarantors and their respective directors and officers who sign a Registration Statement, and (ii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, SFHC or any of the Subsidiary Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person (any Person referred to in clause (i) or (ii) may hereinafter be referred to as an “Issuer Indemnified Party”), to the same extent as the foregoing indemnity from the Company, SFHC and the Subsidiary Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against an Issuer Indemnified Party in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, SFHC and the Subsidiary Guarantors, and the Issuer Indemnified Parties shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, SFHC and the Subsidiary Guarantors, on the one hand, and the Holders, on the other hand, from the Offer (which in the case of the Company, SFHC and the Subsidiary Guarantors shall be deemed to be equal to the aggregate principal amount of the New Notes issued in the Offer), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company, SFHC and the Subsidiary Guarantors, on the one hand, and the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, SFHC and the Subsidiary Guarantors on the one hand and of the Indemnified Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, SFHC or any of the Subsidiary Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, SFHC and the Subsidiary Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of New Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company, SFHC and the Subsidiary Guarantors hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company or such Subsidiary Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company, SFHC and the Subsidiary Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company, SFHC and the Subsidiary Guarantors, will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Company, SFHC or any of the Subsidiary Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s, SFHC’s or any of the Subsidiary Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. None of the Company, SFHC or the Subsidiary Guarantors will take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and SFHC have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding any Registrable Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Dealer Manager hereunder, the Company and SFHC shall obtain the written consent of the Dealer Manager with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the New Indenture, with a copy to the Registrar under the New Indenture; and

(ii) if to the Company, SFHC or the Subsidiary Guarantors:

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, FL 33647

Facsimile: (813) 637-5000

Attention: Laura E. Binion, Esq.

     With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 521-7465

Attention: Jeffrey E. Ross, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the New Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company, SFHC and the Subsidiary Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SYNIVERSE HOLDINGS, INC.

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE FOREIGN HOLDINGS CORPORATION

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

SYNIVERSE TECHNOLOGIES, LLC
CIBERNET, LLC
SYNIVERSE ICX CORPORATION
SYNIVERSE COMMUNICATIONS HOLDINGS CORPORATION
SYNIVERSE COMMUNICATIONS INTERMEDIATE HOLDINGS CORPORATION
SYNIVERSE COMMUNICATIONS INTERNATIONAL, INC.
SYNIVERSE COMMUNICATIONS, INC.

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President, Secretary and General Counsel

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

GOLDMAN, SACHS & CO.

by	/s/ Ariel Fox
	Name:	Ariel Fox
	Title:	Vice President

[Signature Page to Registration Rights Agreement]